UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 23, 2008 (January 22, 2008)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On January 22, 2008, Glimcher Realty Trust (the “Registrant”) issued a press release to provide additional information pertaining to its financial expectations for its Funds From Operations (“FFO”) and earnings per share guidance for the fourth quarter and fiscal year ended December 31, 2007 (the “2007 Guidance”) as well as to provide FFO and earnings per share guidance for the current fiscal year ending December 31, 2008.  The additional information for the 2007 Guidance includes information on the effect of the non-cash impairment charge for the Registrant’s Great Mall of the Great Plains, a regional mall located in Olathe, KS (“Great Mall”), discussed in Item 2.05 of this Form 8-K, for the relevant periods.  The information furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.05  Costs Associated with Exit or Disposal Activities.

On January 22, 2008, the Registrant made a decision to classify Great Mall as held-for-sale.  In connection with its decision, the Registrant is formulating plans to market the property to interested parties.  At the present time, the Registrant has not incurred any material costs associated with its decision to classify Great Mall as held-for sale other than as stated herein.  Furthermore, the Registrant does not expect to incur any material future cash expenditures in connection with the sale of Great Mall other than customary closing costs, taxes, sales commissions, and fees of which the Registrant does not anticipate to exceed approximately 2-3% of the eventual selling price of Great Mall.  At the present time, the Registrant expects to complete the sale or transfer of Great Mall by the end of 2008.

Concurrently with making its decision to classify Great Mall as held-for-sale, the Registrant concluded that it would incur, pursuant to generally accepted accounting principles (“GAAP”), a non-cash impairment charge with respect to Great Mall in the amount of approximately $21 million.  The Registrant will recognize this charge in its financial statements for the fourth quarter and fiscal year ended December 31, 2007.  Registrant’s decision to recognize the non-cash impairment charge for Great Mall is based upon its estimate of the fair value of the property.  Great Mall’s fair value was determined based upon an assessment of current market conditions, the anticipated sale price for the property, as well as the current physical condition and financial operating performance of the property. At this time, the Registrant does not anticipate any of the impairment charges discussed herein to result in any future cash expenditures.

Item 2.06  Material Impairments.

The information set forth in Item 2.05 is incorporated by reference into this Item 2.06.

Item 8.01  Other Events.

Also on January 22, 2008, the Registrant’s Board of Trustees (the “Board”) authorized a reduction of the Registrant’s quarterly dividend on its common stock as well as the quarterly dividend on the operating partnership units (“OP Units”) of Glimcher Properties Limited Partnership (“GPLP”). GPLP is an affiliate of the Registrant.  In connection with the aforementioned reductions, the Board declared a cash dividend of $0.32 per common share and $0.32 per OP Unit for the 2008 first quarter ending March 31, 2008.

In addition to the impairment described in Item 2.05 related to the Registrant's decision to classify Great Mall as held-for-sale, the Registrant, in connection with the preparation and review of its 2007 fourth quarter and year-end financial statements, concluded that it would incur, pursuant to GAAP, other non-cash impairment charges of approximately $7 million with respect to other real estate assets within its portfolio.  At this time, the Registrant does not anticipate any of these additional impairment charges to result in any future cash expenditures.

A copy of the press release announcing the events described above is attached to this Form 8-K as Exhibit 99.1.   The Exhibit 99.1 attached hereto contains certain non-GAAP financial measures. The Registrant believes that the presentation of such measures provides useful information to investors regarding the Registrant’s results of operations.  FFO is a supplemental measure of the Registrant's operating performance and a recognized metric used extensively by the real estate industry, in particular, real estate investment trusts (“REITs”). The National Association of Real Estate Investment Trusts defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, plus real estate related depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.  FFO does include impairment losses for properties held-for-use and held-for-sale. The Registrant's FFO may not be directly comparable to similarly titled measures reported by other REITs. FFO does not represent cash flow from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Registrant's financial performance or to cash flow from operating activities (determined in accordance with GAAP), as a measure of the Registrant's liquidity, nor is it indicative of funds available to fund the Registrant's cash needs, including its ability to make cash distributions.

Forward Looking Statements

This Form 8-K and the exhibit furnished herewith contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for common area maintenance, taxes and other property expenses, the failure to achieve announced FFO and earnings targets/estimates for 2007 and 2008, material changes in the Registrant’s dividend rates on its securities or ability to pay dividends on its common stock or other securities, the failure of the Registrant to qualify as a REIT, the termination of existing joint venture arrangements, conflicts of interest with our existing joint venture partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls and community centers, increases in impairment charges, additional impairment charges, as well as other risks listed from time to time in the Registrant’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Registrant.

Item 9.01  Exhibits.

(d)	Exhibits

99.1	Press Release of Glimcher Realty Trust, dated January 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: January 22, 2008	/s/ Mark E. Yale Mark E. Yale Executive Vice President, Chief Financial Officer & Treasurer